UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 10, 2013

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34437	11-3447894
(Commission File Number)	(IRS Employer Identification No.)

26 West 17th Street 2nd Floor
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

(646) 553-4845
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

KIT digital, Inc., a Delaware corporation (the “Company”) has reached an agreement (the “Plan Support Agreement”) with three of the Company’s largest shareholders, Prescott Group Capital Management, JEC Capital Partners, and Ratio Capital Partners (collectively the “Plan Sponsor Group”) to sponsor a reorganization of the Company under chapter 11 of the U.S. Bankruptcy Code. The reorganization is expected to be effectuated pursuant to a Plan of Reorganization (the “Plan”), which is anticipated to include, among other things, a recapitalization of the Company fully backstopped by the Plan Sponsor Group, an opportunity for all existing shareholders to participate in the recapitalization, and the regrouping of the core operating entities Ioko 365, Polymedia, Kewego and Multicast into a newly formed group entity called Piksel. Through the Plan the Company expects to be in a position to pay all vendors, suppliers and other holders of valid pre-petition claims.

Only the non-operating parent holding company, KIT digital, Inc. will commence a chapter 11 case to effectuate the proposed restructuring. It is anticipated that the chapter 11 filing will occur by April 24, 2013. The Company’s already profitable operating subsidiaries, including Ioko 365, Polymedia, Kewego, Multicast and Megahertz will not be impacted.

The Company has taken this action with the support of its Independent Special Committee of the Board of Directors and to provide the Company with relief from the financial, legal, and regulatory issues currently encumbering it. If effectuated, the Plan would allow all shareholders the opportunity to participate in the future growth of the Company and strengthen the Company’s balance sheet by, among other things, moving the core businesses forward together unburdened by the issues currently plaguing the Company.

The agreement to sponsor the Plan is subject to numerous conditions, including definitive documentation, and there can be no assurance that the Plan, or any other plan of reorganization, will ultimately be effectuated.

Additionally, the Company has entered into a forbearance agreement (the “Forbearance Agreement”) with its secured lenders, which provides that the secured lenders will not exercise any remedies against the Company through April 23, 2013, while the Company completes the necessary Plan documents.

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Plan Support Agreement and the Forbearance Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Plan Support Agreement and the Forbearance Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1	Plan Support Agreement, dated as of April 16, 2013, by and among KIT digital, Inc., JEC Capital Partners, LLC, Stichting Bewaarder Ratio Capital Partners and Prescott Group Capital Management, L.L.C.

10.2	Forbearance Agreement, dated as of April 10, 2013, by and among KIT digital, Inc., Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By:	/s/ Fabrice Hamaide
	Name:	Fabrice Hamaide
	Title:	Chief Financial Officer

Date: April 16, 2013

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Plan Support Agreement, dated as of April 16, 2013, by and among KIT digital, Inc., JEC Capital Partners, LLC, Stichting Bewaarder Ratio Capital Partners and Prescott Group Capital Management, L.L.C.

10.2	Forbearance Agreement, dated as of April 10, 2013, by and among KIT digital, Inc., Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc.